                                                                  EXECUTION COPY

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                             CONTRIBUTION AGREEMENT

                            dated as of May 30, 2003

                                  by and among

                            SEMINIS ACQUISITION LLC,

                              SAVIA, S.A. DE C.V.,

               BANCA AFIRME, S.A., INSTITUCION DE BANCA MULTIPLE,
                   AFIRME GRUPO FINANCIERO, AS TRUSTEE, UNDER
          THE IRREVOCABLE ADMINISTRATION AND PAYMENT TRUST NUMBER 167-5
         (FIDEICOMISO IRREVOCABLE DE ADMINISTRACION Y PAGO NUMERO 167-5)

                 CONJUNTO ADMINISTRATIVO INTEGRAL, S.A. DE C.V.,

                DESARROLLO CONSOLIDADO DE NEGOCIOS, S.A. DE C.V.,

                             EMPRIMA, S.A. DE C.V.,

                        PARK FINANCIAL GROUP, LTD (BVI),

                               ALFONSO ROMO GARZA,

                                       AND

                           CERTAIN MEMBERS OF SEMINIS
                              AND SAVIA MANAGEMENT

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                               TABLE OF CONTENTS

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ARTICLE I             CERTAIN DEFINITIONS......................................................................   3

ARTICLE II            THE CONTRIBUTION.........................................................................   8
         Section 2.1.      The Closing.........................................................................   8
         Section 2.2.      Contribution........................................................................   8
         Section 2.3.      Delivery of Contribution Shares.....................................................   8
         Section 2.4.      Distribution of Parent Assets.......................................................   9

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF PARENT.................................................   9
         Section 3.1       Organization........................................................................   9
         Section 3.2.      Authority...........................................................................   9
         Section 3.3.      Consents and Approvals; No Violations...............................................  10
         Section 3.4.      Membership Interests................................................................  10
         Section 3.5.      Capitalization......................................................................  10
         Section 3.6.      Brokers.............................................................................  11
         Section 3.7.      Acknowledgment......................................................................  11

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS, MR. ROMO, EMPRIMA AND MEXICAN
                      SPC......................................................................................  11
         Section 4.1.      Representations and Warranties with Respect to the Contribution Shares..............  11
         Section 4.2.      Representations and Warranties of Savia.............................................  14
         Section 4.3.      Representations and Warranties with Respect to the Restructurings...................  15

ARTICLE V             COVENANTS................................................................................  16
         Section 5.1.      Pre-Closing Conduct.................................................................  16
         Section 5.2.      Further Assurances..................................................................  17
         Section 5.3.      Notification of Certain Matters.....................................................  17
         Section 5.4.      Public Announcements................................................................  17
         Section 5.5.      Additional Agreements, Reasonable Best Efforts......................................  18

ARTICLE VI            CONDITIONS TO CONSUMMATION OF THE CONTRIBUTION...........................................  19

ARTICLE VII           TERMINATION; AMENDMENT; WAIVER...........................................................  19
         Section 7.1.      Termination.........................................................................  19
         Section 7.2.      Effect of Termination...............................................................  19
         Section 7.3.      Fees and Expenses...................................................................  19
         Section 7.4.      Amendment...........................................................................  19
         Section 7.5.      Waiver..............................................................................  20
         Section 7.6.      Survival............................................................................  20
         Section 7.7.      Indemnification by Management Contributors..........................................  20
         Section 7.8.      Sole Remedy.........................................................................  20
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
ARTICLE VIII          MISCELLANEOUS............................................................................  21
         Section 8.1.      Entire Agreement; Assignment........................................................  21
         Section 8.2.      Severability........................................................................  21
         Section 8.3.      Notices.............................................................................  21
         Section 8.4.      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial........................  23
         Section 8.5.      Specific Performance................................................................  24
         Section 8.6.      Interpretation......................................................................  24
         Section 8.7.      Parties in Interest.................................................................  24
         Section 8.8.      Counterparts........................................................................  25
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Exhibit A         Management Contributors

Exhibit B         Form of Stock Purchase Agreement for Additional Purchasers

Exhibit C         Amended and Restated Limited Liability
                  Company Agreement of Seminis Acquisition LLC

Exhibit D         Legal Opinion of Milbank, Tweed, Hadley & McCloy LLP

Exhibit E         Legal Opinion of Mancera Ernst & Young

Contributors Disclosure Schedule

Parent Disclosure Schedule

                             CONTRIBUTION AGREEMENT

                  THIS CONTRIBUTION AGREEMENT, dated as of May 30, 2003 (this "Agreement"), is made by and among SEMINIS ACQUISITION LLC, a Delaware limited liability company ("Parent"), SAVIA, S.A. DE C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Savia"), BANCA AFIRME, S.A., INSTITUCION DE BANCA MULTIPLE, AFIRME GRUPO FINANCIERO, AS TRUSTEE, UNDER THE IRREVOCABLE ADMINISTRATION AND PAYMENT TRUST number 167-5 (FIDEICOMISO IRREVOCABLE DE ADMINISTRACION Y PAGO NUMERO 167-5), a trust created under the laws of the United Mexican States ("ARG Trust"), CONJUNTO ADMINISTRATIVO INTEGRAL, S.A. DE C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("CAI"), DESARROLLO CONSOLIDADO DE NEGOCIOS, S.A. DE C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Mexican SPC"), EMPRIMA, S.A. DE C.V., a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Emprima"), PARK FINANCIAL GROUP, LTD (BVI) a British Virgin Islands Company ("Park"), ALFONSO ROMO GARZA, an individual and a citizen of the United Mexican States ("Mr. Romo") and CERTAIN MEMBERS OF SEMINIS, INC. AND SAVIA MANAGEMENT as listed on Exhibit A hereto ("Management Contributors," and together with Savia, the ARG Trust, CAI, and Park, the "Contributors").

                  WHEREAS, Parent, Seminis Merger Corp., a Delaware corporation ("Merger Sub"), and Seminis, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") of even date herewith, pursuant to which Merger Sub will merge with and into the Company (the "Merger") on the terms and subject to the conditions set forth therein with the Company as the surviving corporation in the Merger;

                  WHEREAS, (i) Savia owns, as of the date hereof, and will own, immediately prior to the Closing, (A) Class C Redeemable PIK Preferred Stock, par value, $.01 per share, exchangeable into 37,669,480 shares of Class A Common Stock, par value $.01 per share of the Company (the "Class A Common Stock") (the "Exchange" (as defined in the Merger Agreement) is contemplated to occur after the date hereof and prior to the Closing), and (B) 40,615,619 shares of Class B Common Stock, par value $.01 per share of the Company (the "Class B Common Stock," together with the Class A Common Stock, the "Old Company Common Stock") (the 37,669,480 shares of Class A Common Stock and the 40,615,619 shares of Class B Common Stock, taken together, the "Savia Old Company Shares"), (ii) the ARG Trust owns, as of the date hereof, and will own, as of the Closing Date, 2,157,361 shares of Class A Common Stock and 2,207,896 shares of Class B Common Stock (the "ARG Trust Old Company Shares"), (iii) CAI owns, as of the date hereof, and will own, as of the Closing Date, 42,000 shares of Class A Common Stock (the "CAI Old Company Shares"), (iv) Park owns, as of the date hereof, and will own, as of the Closing Date, 1,000,000 shares of Class A Common Stock (the "Park Old Company Shares"), and (v) each of the Management Contributors owns, as of the date hereof, and will own, as of the Closing Date, the shares of Old Company Common Stock set forth on Exhibit A (with respect to each such Management Contributor, the "Management Old Company Shares," together with the Savia Old Company Shares, the ARG Trust Old Company

Shares, the CAI Old Company Shares and the Park Old Company Shares, the "Contribution Shares");

                  WHEREAS, on the terms and subject to the conditions contained herein, Parent desires to acquire and (i) Savia desires to contribute its right, title and interest in and to the Savia Old Company Shares, (ii) the ARG Trust desires to contribute its right, title and interest in and to the ARG Trust Old Company Shares that it will own as of the Closing Date, (iii) CAI desires to contribute its right, title and interest in and to the CAI Old Company Shares,
(iv) Park desires to contribute its right, title and interest in and to the Park Old Company Shares, and (v) each of the Management Contributors desires to contribute his right, title and interest in and to his Management Old Company Shares in exchange for membership interests in Parent (collectively, the "Contribution");

                  WHEREAS, immediately prior to the time that the Merger becomes effective under the DGCL (the "Effective Time"), Parent will own the Contribution Shares;

                  WHEREAS, as of the date hereof, Merger Sub has authority to issue (i) 1,000 shares of common stock, par value $.01 per share (the "MS Common Stock"), 1,000 of which shares of MS Common Stock are issued and outstanding, and (ii) 1,000 shares of preferred stock, par value $.01 per share (the "MS Preferred Stock"), none of which shares is issued or outstanding;

                  WHEREAS, immediately prior to the Effective Time, Merger Sub shall have authority to issue (i) 100,000,000 shares of MS Common Stock, 84,377,861 of which shares shall be issued and outstanding, and (ii) 1,000 shares of MS Preferred Stock, none of which shares shall be issued or outstanding;

                  WHEREAS, Parent owns all of the outstanding shares of MS Common Stock on the date hereof and will own all of the outstanding shares of MS Common Stock immediately prior to the Effective Time;

                  WHEREAS, pursuant to the Merger, each share of Old Company Common Stock owned by Parent will be cancelled and each share of MS Common Stock will be converted into one share of common stock, par value $.01 per share of the surviving corporation in the Merger (the "New Company Common Stock");

                  WHEREAS, after the Merger, on the terms and subject to the conditions in the Stock Purchase Agreement, (i) FPSH will purchase the FPSH Sale Shares (as defined in the Stock Purchase Agreement), (ii) the Company will purchase 6,411,953 shares of New Company Common Stock owned by Parent and (iii) if the ARG Option (as defined in the Stock Purchase Agreement) is exercised, the ARG Trust will purchase 900,737 shares of New Company Common Stock owned by Parent (collectively, the "Stock Purchase");

                  WHEREAS, after the closing of the Stock Purchase and the Debt Financing (as defined in the Stock Purchase Agreement), Parent shall be liquidated pursuant to the terms of the LLC Agreement and in such liquidation, Parent will distribute (i) the Cash Distribution to Savia, (ii) if the ARG Option is exercised, the right to receive the ARG Purchase Price (as defined in the Stock Purchase Agreement) to Savia, (iii) such additional amount (the "Additional Purchase

Amount"), if any, to Savia, equal to (A) the aggregate number of shares of New Company Common Stock purchased by the Additional Purchasers, multiplied by (B) $3.40, (iv) 4,365,257 shares of New Company Common Stock to the ARG Trust, (v) 42,000 shares of New Company Common Stock to CAI, (vi) 1,000,000 shares of New Company Common Stock to Park, (vii) an aggregate of 685,505 shares of New Company Common Stock to the Management Contributors as set forth on Exhibit A hereto, and (viii) all remaining assets, including shares not purchased pursuant to the ARG Option, if any, to Savia;

                  WHEREAS, Parent, Mr. Romo and the Contributors desire to make certain representations, warranties, covenants and agreements in connection with the transactions described herein;

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

                  As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Additional Purchase Amount" shall have the meaning set forth in the recitals.

                  "Additional Purchaser" shall mean any Person that agrees pursuant to the form of agreement attached hereto as Exhibit B, between the date hereof and the Closing Date, to purchase, and that purchases, on the Closing Date, shares of New Company Common Stock from Parent, provided, however, that the Additional Purchasers shall be comprised exclusively of bondholders of, and derivatives holders who are now creditors of, Pulsar Internacional, S.A. de C.V. with such bondholders entitled to purchase a maximum of 6,429,150 shares of New Company Common Stock from Parent and such derivatives holders entitled to purchase a maximum of 6,525,328 shares of New Company Common Stock from Parent.

                  "Additional Sale Shares" means the aggregate number of shares of New Company Common Stock, if any, purchased by the Additional Purchasers, provided, however, that in no event shall the aggregate number of Additional Sale Shares exceed 12,954,478 shares of New Company Common Stock.

                  "Affiliate" means any Person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the applicable Person.

                  "Agreement" shall have the meaning set forth in the preamble.

                  "ARG Option" shall have the meaning set forth in the recitals.

                  "ARG Purchase Price" shall have the meaning set forth in the recitals.

                  "ARG Trust" shall have the meaning set forth in the recitals.

                  "ARG Trust Old Company Shares" shall have the meaning set forth in the recitals.

                  "CAI" shall have the meaning set forth in the preamble.

                  "CAI Old Company Shares" shall have the meaning set forth in the recitals.

                  "Cash Distribution" shall mean an amount equal to (i) $263,106,832 MINUS (ii) the product of the aggregate number of Additional Sale Shares multiplied by $3.40.

                  "Class A Common Stock" shall have the meaning set forth in the recitals.

                  "Class B Common Stock" shall have the meaning set forth in the recitals.

                  "Closing" shall have the meaning set forth in Section 2.1.

                  "Closing Date" shall have the meaning set forth in Section
2.1.

                  "Company" shall have the meaning set forth in the recitals.

                  "Company Material Adverse Effect" means any event, change, circumstance, effect or state of facts that is or is reasonably expected to be materially adverse to (a) the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate any of the transactions contemplated by this Agreement and the Related Agreements (other than the Indemnification Agreement), except to the extent that such adverse effect results from (i) general economic conditions or changes therein, (ii) financial or securities market fluctuations or conditions, (iii) changes in, or events or conditions affecting, the industries or businesses in which the Company and its Subsidiaries operate, or (iv) the announcement of the transactions contemplated by the Merger Agreement or the Letter of Intent (as defined in the Merger Agreement).

                  "Company Securities" shall have the meaning set forth in
Section 3.5.

                  "Contribution" shall have the meaning set forth in the recitals.

                  "Contribution Shares" shall have the meaning set forth in the recitals.

                  "Contributor Disclosure Schedule" means the schedule of disclosures delivered by the Contributors to Parent together with the execution of this Agreement.

                  "Contributor Material Adverse Effect" shall have the meaning set forth in Section 4.1.

                  "Contributors" shall have the meaning set forth in the preamble.

                  "Debt Financing" shall have the meaning set forth in the Merger Agreement.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "Effective Time" shall have the meaning set forth in the recitals.

                  "Emprima" shall have the meaning set forth in the preamble.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "FPSH" means Fox Paine Seminis Holdings, LLC.

                  "FPSH Sale Shares" means (i) 70,972,409 shares of New Company Common Stock minus (ii) the Additional Sale Shares.

                  "Governmental Entity" means any federal, state, local or foreign court or tribunal or administrative, governmental or regulatory body, agency or authority.

                  "Indebtedness" of any Person means (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, and excluding ordinary operating leases), (b) any other obligations of such Person that are evidenced by a note, bond, debenture or similar instrument, (c) all obligations under conditional sale or other title retention agreements relating to property purchased, (d) capital lease or sale-leaseback obligations, (e) all liabilities secured by any Lien on any property (other than ordinary operating leases), and
(f) any guarantee or assumption of any of the foregoing in clauses (a) through
(e) above or guaranty of minimum equity or capital or any make-whole or similar obligation or any other guarantee of indebtedness of a third party.

                  "Indemnification Agreement" shall mean the Indemnification Agreement, of even date herewith, by and among FPSH, the ARG Trust, Mexican SPC, Desarrollo Empresarial Regiomontano, S.A. de C.V., Emprima, Park, Savia, Mr. Romo and Parent.

                  "Lien" means, with respect to any asset (including any security), any security interests, liens, claims, charges, title defects, deficiencies or exceptions, mortgages, pledges, easements, encroachments, restrictions on use, rights-of-way, rights of first refusal, options, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever in respect of such asset.

                  "LLC Agreement" shall have the meaning set forth in Section 2.3(b).

                  "Management Contributors" shall have the meaning set forth in the preamble.

                  "Management Old Company Shares" shall have the meaning set forth in the recitals.

                  "Membership Interests" shall have the meaning set forth in
Section 2.3(b).

                  "Merger" shall have the meaning set forth in the recitals.

                  "Merger Agreement" shall have the meaning set forth in the recitals.

                  "Merger Sub" shall have the meaning set forth in the recitals.

                  "Mexican SPC" shall have the meaning set forth in the preamble.

                  "Mr. Romo" shall have the meaning set forth in the preamble.

                  "MS Common Stock" shall have the meaning set forth in the recitals.

                  "MS Preferred Stock" shall have the meaning set forth in the recitals.

                  "New Company Common Stock" shall have the meaning set forth in the recitals.

                  "Old Company Common Stock" shall have the meaning set forth in the recitals.

                  "Parent" shall have the meaning set forth in the preamble.

                  "Parent Disclosure Schedule" means the schedule of disclosures delivered by Parent to the Contributors together with the execution of this Agreement.

                  "Parent Material Adverse Effect" means any event, change, circumstance, effect or state of facts that is or is reasonably expected to be materially adverse to the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement or the Related Agreements.

                  "Park" shall have the meaning set forth in the preamble.

                  "Park Old Company Shares" shall have the meaning set forth in the recitals.

                  "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or "group" (as defined in the Exchange Act).

                  "Pre-Closing Restructuring Steps" shall mean the items specified under the heading "Pre-Closing Restructuring Steps" in Section 4.3(c) of the Contributor Disclosure Schedule.

                  "Post-Closing Restructuring Steps" shall mean the items specified under the heading "Post-Closing Restructuring Steps" in Section 4.3(c) of the Contributor Disclosure Schedule.

                  "Related Agreements" means the Merger Agreement, the Voting Agreement, the Stock Purchase Agreement and the Indemnification Agreement.

                  "Related Transactions" shall mean the transactions contemplated by the Related Agreements.

                  "Restructuring Steps" shall mean the items set forth in
Section 4.3(c) of the Contributor Disclosure Schedule.

                  "Romo Entities" shall mean Mr. Romo, Alejandro Garza Laguerra, Savia, the ARG Trust, Pulsar Internacional, S.A. de C.V., CAI, Desarrollo Empresarial Regiomontano, S.A. de C.V., Mexican SPC, Emprima, Impulsora, S.A. de C.V., Park, Servasa, S.A. de C.V. and each of their respective Affiliates, not including the Company and its Subsidiaries.

                  "Romo Entity Consents" shall have the meaning set forth in
Section 4.3(c).

                  "Romo Entity Matters" means (a) any Indebtedness of any Romo Entity or any liabilities related thereto, (b) any restructuring or settlement of any Indebtedness or equity or assets of any Romo Entity or any liabilities related thereto, (c) any sale, transfer, pledge, assignment, encumbrance or other disposition by any Romo Entity of any shares of Company Common Stock or New Company Common Stock or any equity securities of Savia, (d) the Restructuring Steps (including the making and consummation of offers to purchase shares of New Company Common Stock to Persons (other than the Management Contributors) pursuant to any written or oral communications with, or consent solicitations of, such Persons), and (e) any other transactions contemplated by this Agreement.

                  "Savia" shall have the meaning set forth in the preamble.

                  "Savia Expenses" means all out-of-pocket fees and expenses actually and reasonably incurred by Savia or on its behalf in connection with any of the transactions contemplated by this Agreement and the Related Agreements (including fees and expenses of accountants and legal counsel); provided, however, that "Savia Expenses" shall not include (a) any financing charges, (b) any charges related to any Romo Entity Matters (other than the fees and expenses of its US counsel relating solely to the transactions contemplated by this Agreement and the Related Agreements), or (c) the fees and expenses of any financial advisors or investment bankers of the Romo Entities (including Grupo Financiero Atlantico or any of its Affiliates).

                  "Savia Old Company Shares" shall have the meaning set forth in the recitals.

                  "Stock Purchase" shall have the meaning set forth in the recitals.

                  "Stock Purchase Agreement" shall mean the Stock Purchase Agreement by and among FPSH, the ARG Trust, Parent and Merger Sub of even date herewith.

                  "Stockholders' Agreement" means the Stockholders' Agreement, to be entered into at Closing, by and among the Company and the Persons to be listed on the signature pages thereto.

                  "Subsidiary" means, with respect to any Person, any other Person, whether incorporated or unincorporated or domestic or foreign to the United States of which (a) such first Person or any other Subsidiary of such first Person is a general partner (excluding such partnerships where such first Person or any Subsidiary of such first Person does not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such first Person or by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

                  "Voting Agreement" means the voting agreement, of even date herewith, among FPSH and the other Persons party thereto pursuant to which, among other things, each Person (other than FPSH) party thereto agrees to vote all shares of Old Company Common Stock beneficially owned by such Person in favor of the Merger.

                                   ARTICLE II

                                THE CONTRIBUTION

         Section 2.1 The Closing. The closing of the Contribution (the "Closing") will be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 a.m. New York City time (or such other place as the parties hereto may agree) on the first business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such other conditions on the Closing Date) (the "Closing Date").

         Section 2.2 Contribution. Subject to the terms and conditions set forth herein, at the Closing, (a) Savia shall contribute to Parent all of Savia's right, title and interests in the Savia Old Company Shares, free and clear of any Lien, (b) the ARG Trust shall contribute to Parent all of its right, title and interests in the ARG Trust Old Company Shares, free and clear of any Lien, (c) CAI shall contribute to Parent all of CAI's right, title and interests in the CAI Old Company Shares, free and clear of any Lien, (d) Park shall contribute to Parent all of Park's right, title and interests in the Park Old Company Shares, free and clear of any Lien, and (e) each of the Management Contributors shall contribute to Parent all of his right, title and interests in his Management Old Company Shares, free and clear of any Lien.

         Section 2.3       Delivery of Contribution Shares.

                  (a) At the Closing, (i) Savia shall deliver or cause to be delivered to Parent one or more stock certificates representing in the aggregate the Savia Old Company Shares, (ii) the ARG Trust shall deliver or cause to be delivered to Parent one or more stock certificates representing in the aggregate the ARG Trust Old Company Shares, (iii) CAI shall deliver or cause to be delivered to Parent one or more stock certificates representing in the aggregate the CAI Old Company Shares, (iv) Park shall deliver or cause to be delivered to Parent one or more stock certificates representing in the aggregate the Park Old Company Shares, and (v) each of the Management Contributors shall deliver or cause to be delivered to Parent one or more stock certificates representing in the aggregate his Management Old Company Shares, in each case duly endorsed in blank for transfer or accompanied by duly executed stock powers and all applicable stock transfer stamps and other instruments requisite to proper transfer, all in proper form.

                  (b) At the Closing, each of the Contributors and Parent shall enter into the Amended and Restated Limited Liability Agreement of Parent (the "LLC Agreement") substantially identical to the form set forth on Exhibit C, which shall provide that each of the Contributors shall have a membership interest representing such member's proportionate percentage ownership in Parent as set forth in the LLC Agreement.

         Section 2.4 Distribution of Parent Assets. Immediately after the closing of the Merger, the Stock Purchase and the Debt Financing, Parent shall distribute (a) all of Parent's rights, title and interests in (i) 4,365,257 shares of New Company Common Stock to the ARG Trust, (ii) 42,000 shares of New Company Common Stock to CAI, (iii) 1,000,000 shares of New Company Common Stock to Park, and (iv) an aggregate of 685,505 shares of New Company Common Stock to the Management Contributors as set forth on Exhibit A hereto, and (b) to Savia
(i) by wire transfer of immediately available funds (to the account designated by Savia in writing not less than three days prior to the closing of the Merger) an amount equal to the Cash Distribution, (ii) if the ARG Option is exercised, the right to receive the ARG Purchase Price, (iii) the Additional Purchase Amount, if any, and (iv) all remaining assets, including shares of New Company Common Stock, if any. After such distribution, Parent shall be dissolved in accordance with the terms of the LLC Agreement and the provisions of the Delaware Limited Liability Company Act.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

      Parent hereby represents and warrants to the Contributors as follows:

         Section 3.1 Organization. Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not, in the aggregate, have a Parent Material Adverse Effect. Parent was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, the Merger Agreement and the Stock Purchase Agreement. Other than Parent's 100% ownership interest in Merger Sub, on the date hereof, Parent does not own any equity, debt or similar interest in any Person. Parent has delivered to the Contributors accurate and complete copies of the certificate of formation and other governing documents, as currently in effect, of Parent. Parent has not engaged in any activities, owned any assets or been subject to any liabilities, except as is necessary to effect the Merger, the Contribution, the Stock Purchase and the other transactions contemplated by the Related Agreements.

         Section 3.2 Authority. Parent has all necessary power and authority to execute and deliver this Agreement and any Related Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the sole member of Parent and no other corporate or similar proceedings on the part of Parent is necessary to authorize this Agreement or any Related Agreement to which it is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and any Related Agreement to which it is a party have been duly and validly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery by the other parties hereto or thereto, constitute the valid, legal and binding agreements of Parent, enforceable against Parent in accordance with their terms.

         Section 3.3 Consents and Approvals; No Violations. Except as set forth on Section 3.3 of the Parent Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery by Parent of this Agreement or the consummation by Parent of the transactions contemplated by this Agreement or the Related Agreements except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Parent Material Adverse Effect. Except as set forth in Section 3.3 of the Parent Disclosure Schedule, neither the execution, delivery and performance of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated by this Agreement and the Related Agreements will (a) conflict with or result in any breach of any provision of the certificate of formation of Parent or the LLC Agreement, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, or result in the creation of a Lien on any property or asset of Parent, or trigger any rights of first refusal) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent is a party or by which its respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or its respective properties or assets, except in the case of (b) or (c) above for violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Parent Material Adverse Effect or a Company Material Adverse Effect.

         Section 3.4       Membership Interests.

                  (a) On the Closing Date, the Membership Interests to be issued pursuant to the transactions contemplated hereby will be duly authorized and validly issued, fully paid and nonassessable and Parent will transfer to each of the Contributors good and valid title to such Contributor's Membership Interests free and clear of any Lien.

                  (b) The shares of New Company Common Stock to be distributed pursuant Section 2.4 hereof will be duly authorized and validly issued, fully paid and non-assessable and Parent will transfer to each of the Contributors good and valid title to such shares of New Company Common Stock free and clear of any Lien.

         Section 3.5 Capitalization. Immediately following the Effective Time and immediately prior to the closing of the Stock Purchase, the authorized capital stock of the Company shall consist of (i) 200,000,000 shares of New Company Common Stock, 84,377,861 shares of which shall be issued and outstanding and owned exclusively by Parent, and (ii) 5,000,000 shares of Company Preferred Stock, (A) 25,000 shares of which shall be designated as shares of Company Class A Preferred Stock, none of which shall be issued or outstanding, and (B) 25,000 shares of which shall be designated as shares of Company Class B Preferred Stock, 25,000 shares of which shall be issued and outstanding. Except (w) as set forth in the preceding sentence, (x) the options to purchase shares of New Company Common Stock granted under the Amended and Restated Seminis, Inc. 1998 Stock Option Plan which are or become Retained Options (as defined in the Merger Agreement) in accordance with any agreements among Parent, FPSH and any individual owning such Retained Options (as defined in the Merger Agreement),
(y) as contemplated by this Agreement, and (z) as provided in the employment agreements and letter agreements set forth in Section 3.5 of the Parent Disclosure Schedule, immediately following the Effective Time and immediately prior to the closing of the Stock Purchase, there will be no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options or other rights to acquire from the Company, or obligations of the Company to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or (iv) equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). Other than pursuant to this Agreement and the Related Agreements (including the Stockholders' Agreement to be executed at the closing of the Stock Purchase), there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

         Section 3.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         Section 3.7 Acknowledgment. Parent hereby acknowledges that (i) FPSH is relying upon the representations, warranties and covenants of Parent contained in this Agreement in connection with FPSH entering into the Stock Purchase Agreement, and (ii) FPSH shall be entitled to rely upon and enforce such representations, warranties and covenants as provided in this Agreement and in the Indemnification Agreement.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS, MR. ROMO,
                             EMPRIMA AND MEXICAN SPC

         Section 4.1 Representations and Warranties with Respect to the Contribution Shares. Each of the Contributors, Emprima, Mexican SPC and Mr. Romo, severally and not jointly, hereby represents and warrants to Parent with respect to itself or himself as set forth below:

                  (a) Organization. Other than as set forth in Section 4.1(a) of the Contributor Disclosure Schedule with respect to the good standing of CAI, such Contributor (other than the Management Contributors) and Mexican SPC is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not have a Contributor Material Adverse Effect. The ARG Trust is duly created under the laws of the United Mexican States and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not have a Contributor Material Adverse Effect. The term "Contributor Material Adverse Effect" means any event, change, circumstance or effect that is or is reasonably expected to be materially adverse to the ability of such Contributor (or in the case of Mr. Romo, Emprima, or Mexican SPC, such Person) to consummate the transactions contemplated by this Agreement.

                  (b) Authority. Such Contributor, Mr. Romo, Emprima and Mexican SPC has all necessary power and authority to execute and deliver this Agreement and any Related Agreement to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and any Related Agreement to which it is a party and the consummation of the transactions contemplated hereby or thereby have been duly and validly authorized by the board of directors (or other governing body) and stockholders or beneficiaries, if necessary, of such Contributor (other than the ARG Trust and the Management Contributors) and Mexican SPC and the technical committee of the ARG Trust, and except as set forth in Section 4.1(b) of the Contributor Disclosure Schedule, no other corporate or similar proceedings on the part of such Contributor, Mr. Romo, Emprima or Mexican SPC is necessary to authorize this Agreement or any Related Agreement to which it is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and any Related Agreement to which it is a party have been duly and validly executed and delivered by such Contributor, Mr. Romo, Emprima and Mexican SPC and, assuming due and valid authorization, execution and delivery by the other parties hereto and thereto, constitute valid, legal and binding agreements of such Contributor, Mr. Romo, Emprima and Mexican SPC, enforceable against such Contributor, Mr. Romo, Emprima and Mexican SPC in accordance with their terms.

                  (c) Consents and Approvals; No Violations. Except as set forth in Section 4.1(c) or (d) of the Contributor Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery by such Contributor, Mr. Romo, Emprima or Mexican SPC of this Agreement or any Related Agreement to which it is a party or the consummation by such Contributor, Mr. Romo, Emprima or Mexican SPC of the transactions contemplated by this Agreement, the Related Agreements or the Restructuring Steps, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Contributor Material Adverse Effect or a Company Material Adverse Effect. Except as set forth in Section 4.1(c) of the Contributor Disclosure Schedule, neither the execution, delivery and performance of this Agreement or any Related Agreement to which it is a party by such Contributor, Mr. Romo, Emprima or Mexican SPC, nor the consummation by such Contributor, Mr. Romo, Emprima or Mexican SPC of the transactions contemplated by this Agreement, the Related Agreements or the Restructuring Steps will (i) conflict with or result in any breach of any provision of the governing documents of such Contributor, Emprima or Mexican SPC, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, or result in the creation of a Lien on any property or asset of such Contributor, Mr. Romo, Emprima or Mexican SPC, or trigger any rights of first refusal) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Contributor, Mr. Romo, Emprima or Mexican SPC is a party or by which such Contributor, Mr. Romo, Emprima or Mexican SPC or its respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to such Contributor, Mr. Romo, Emprima or Mexican SPC or its respective properties or assets, except in the case of (ii) or (iii) above for violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Contributor Material Adverse Effect or a Company Material Adverse Effect.

                  (d) Ownership of Stock. Subject to the consents set forth in Sections 4.1(b) and 4.1(c) and except as set forth in Section 4.1(d) of the Contributor Disclosure Schedule, (i) Savia is and at all times through the Closing will be the owner, beneficially and of record, of the Savia Old Company Shares, free and clear of any Lien and will transfer to Parent good and valid title to such Savia Old Company Shares free and clear of any Lien, (ii) (A) the ARG Trust is and at all times will be the owner beneficially and of record of the ARG Trust Old Company Shares, free and clear of any Lien and will transfer to Parent good and valid title to such ARG Trust Old Company Shares free and clear of any Lien, (iii) CAI is and at all times through the Closing will be the owner, beneficially and of record, of the CAI Old Company Shares, free and clear of any Lien and will transfer to Parent good and valid title to such CAI Old Company Shares free and clear of any Lien, (iv) Park is and at all times through the Closing will be the owner, beneficially and of record, of the Park Old Company Shares, free and clear of any Lien, and will transfer to Parent good and valid title to such Park Old Company Shares free and clear of any Lien, and (v) each of the Management Contributors is and at all times through the Closing will be the owner, beneficially and of record, of his Management Old Company Shares, free and clear of any Lien and will transfer to Parent good and valid title to such Management Old Company Shares, free and clear of any Lien.

                  (e) Purchase for Investment. The Membership Interests to be acquired by each Contributor will be acquired for its or his own account for the purpose of investment. Such Contributor will refrain from transferring or otherwise disposing of any of the Membership Interests, or any interest therein other than pursuant to this Agreement.

                  (f) Accredited Investor. Such Contributor acknowledges that it or he (i) has such knowledge and experience in business and financial matters with respect to investments in securities to enable it or him to understand and evaluate the risks of such investment and form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof, (ii) is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended and (iii) has had the opportunity to (x) ask such questions as it or he has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms of its purchase of the Membership Interests contemplated hereby and the merits and risks of investing in such securities and (y) to obtain such additional information which Parent possesses or can acquire without unreasonable effort or expense.

                  (g) Brokers. Other than Grupo Financiero Atlantico, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Related Agreements based upon arrangements made by or on behalf of each of the Contributors or any Romo Entity.

                  (h) Acknowledgment. Each of the Contributors, Mexican SPC, Emprima and Mr. Romo hereby acknowledges that (i) FPSH is relying upon the representations, warranties and covenants of each of such Contributors, Mexican SPC, Emprima and Mr. Romo contained in this Agreement in connection with FPSH entering into the Stock Purchase Agreement and (ii) FPSH shall be entitled to rely upon and enforce such representations, warranties and covenants as provided in this Agreement and in the Indemnification Agreement.

         Section 4.2 Representations and Warranties of Savia. Savia hereby represents and warrants to Parent as follows:

                  (a) Completeness of Assets. For purposes of this Section 4.2, Subsidiaries of Savia shall not include the Company and its Subsidiaries.

                           (i)      Except as disclosed in Section 4.2(a)(i) of
the Contributor Disclosure Schedule, neither Savia nor any of its Subsidiaries owns any asset, property or right, tangible or intangible, that is used in, or for the benefit of, the business conducted by the Company and its Subsidiaries.

                           (ii)     Except as disclosed in the Company SEC
Documents (as defined in the Merger Agreement) or in Section 4.2(a)(ii) of the Contributor Disclosure Schedule, (x) neither Savia nor any of its Subsidiaries provides or causes or permits to be provided and, since September 30, 1999, neither Savia nor any of its Subsidiaries has provided or caused or permitted to be provided, to the Company or any of its Subsidiaries, any assets, loans, advances, services or facilities and (y) neither the Company nor any of its Subsidiaries provides or causes to be provided to Savia or any of its Subsidiaries any assets, loans, advances, services or facilities, and, since September 30, 1999, neither the Company nor any of its Subsidiaries has provided or caused to be provided, to Savia or any of its Subsidiaries, any assets, loans, advances, services or facilities.

                           (iii)    Except as disclosed in the Company SEC
Documents (as defined in the Merger Agreement) or in Section 4.2(a)(iii) of the Contributor Disclosure Schedule, (x) neither the Company nor any of its Subsidiaries purchases from or sells to, and, since September 30, 1999, neither the Company nor any of its Subsidiaries has purchased from or sold to, Savia or any of its Subsidiaries, goods or services, (y) neither the Company nor any of its Subsidiaries, jointly with Savia and any of its Subsidiaries, purchases or sells goods and services, and, since September 30, 1999, neither the Company nor any of its Subsidiaries, jointly with Savia or any of its Subsidiaries, has purchased or sold goods or services and (z) neither the Company nor any of its Subsidiaries has, and, since September 30, 1999, neither the Company nor any of its Subsidiaries has had, any other significant business relationship with Savia or any of its Subsidiaries.

                  (b)      No Undisclosed Liabilities. Except as disclosed in
Section 4.2(b) of the Contributor Disclosure Schedule, neither Savia nor any of its Subsidiaries (excluding the Company and its Subsidiaries) has, or has incurred or has permitted to be incurred any liabilities or obligations of any nature, whether or not absolute, accrued, contingent or otherwise, that have become or may become liabilities of the Company or any of its Subsidiaries. Except as disclosed in Section 4.3(b) of the Contributor Disclosure Schedule, neither the Company, nor its Subsidiaries, is responsible for any liabilities or obligations of any nature, whether or not absolute, accrued, contingent or otherwise, of Savia or any of its Subsidiaries.

         Section 4.3 Representations and Warranties with Respect to the Restructurings. Mr. Romo, Mexican SPC, Emprima, and Park, jointly and severally, hereby represent and warrant to Parent:

                  (a)      Completeness of Assets.

                           (i)      Except as disclosed in Section 4.3(a)(i) of
the Contributor Disclosure Schedule, none of the Romo Entities owns any asset, property or right, tangible or intangible, that is used in, or for the benefit of, the business conducted by the Company and its Subsidiaries.

                           (ii)     Except as disclosed in the Company SEC
Documents (as defined in the Merger Agreement) or in Section 4.3(a)(ii) of the Contributor Disclosure Schedule, (x) no Romo Entity provides or causes to be provided and, since September 30, 1999, no Romo Entity has provided or caused to be provided, to the Company or any of its Subsidiaries, any assets, loans, advances, services or facilities and (y) neither the Company nor any of its Subsidiaries provides or causes to be provided to any Romo Entity any assets, loans, advances, services or facilities, and, since September 30, 1999, neither the Company nor any of its Subsidiaries has provided or caused to be provided, to any Romo Entity, any assets, loans, advances, services or facilities.

                           (iii)    Except as disclosed in the Company SEC
Documents (as defined in the Merger Agreement) or in Section 4.3(a)(iii) of the Contributor Disclosure Schedule, (x) neither the Company nor any of its Subsidiaries purchases from or sells to, and, since September 30, 1999, neither the Company nor any of its Subsidiaries has purchased from or sold to, any Romo Entity, goods or services, (y) neither the Company nor any of its Subsidiaries, jointly with any Romo Entity, purchases or sells goods and services, and, since September 30, 1999, neither the Company nor any of its Subsidiaries, jointly with any Romo Entity, has purchased or sold goods or services and (z) neither the Company nor any of its Subsidiaries has, and, since September 30, 1999, neither the Company nor any of its Subsidiaries has had, any other significant business relationship with any Romo Entity.

                  (b)      No Undisclosed Liabilities. Except as disclosed in
Section 4.3(b) of the Contributor Disclosure Schedule, none of the Romo Entities has, or has incurred any liabilities or obligations of any nature, whether or not absolute, accrued, contingent or otherwise, that have become or may become liabilities of the Company or any of its Subsidiaries. Except as disclosed in
Section 4.3(b) of the Contributor Disclosure Schedule, neither the Company, nor its Subsidiaries, is responsible for any liabilities or obligations of any nature, whether or not absolute, accrued, contingent or otherwise, of any Romo Entity.

                  (c)      Romo Entity Matters.

                           (i)      The Romo Entities have obtained the written
consents and/or amendments set forth in Section 4.3(c) of the Contributor Disclosure Schedule (the "Romo Entity Consents"). True and complete copies of the Romo Entity Consents have been provided to FPSH. Except as set forth in
Section 4.3(c) of the Contributor Disclosure Schedule, other than the Romo Entity Consents, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the consummation by any Romo Entity of the transactions contemplated by this Agreement, the Related Agreements or the Restructuring Steps, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Contributor Material Adverse Effect or a Company Material Adverse Effect.

                           (ii)     Except as set forth in Section 4.3(c) of the
Contributor Disclosure Schedule, the consummation by any Romo Entity of the transactions contemplated by this Agreement, the Related Agreements or the Restructuring Steps will not (A) conflict with or result in any breach of any provision of the governing documents of any Romo Entity, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, or result in the creation of a Lien on any property or asset of any Romo Entity, or trigger any rights of first refusal) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Romo Entity is a party or by which any Romo Entity or its respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to such Romo Entity or its properties or assets, except in the case of (B) or (C) above for violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Contributor Material Adverse Effect or a Company Material Adverse Effect.

                  (d) Restructuring Steps. To the extent necessary, the applicable Romo Entities have entered into valid, legal and binding agreements providing for the Restructuring Steps.

                  (e) Legal Opinions. Attached hereto as Exhibit D and Exhibit E are true and complete copies of written opinions dated the date hereof from Milbank, Tweed, Hadley & McCloy LLP and Mancera Ernst & Young.

                                   ARTICLE V

                                   COVENANTS

         Section 5.1 Pre-Closing Conduct. Each party hereby covenants and agrees that it shall not take any action that would make any of such party's representations or warranties contained in this Agreement or the Related Agreements untrue or incorrect as of the date hereof or the Closing Date or would result in any of the conditions set forth in Article VI not being satisfied. Moreover, each of Mr. Romo and Savia hereby covenants and agrees that it shall not approve any action that will result in the Company violating the Merger Agreement or any Related Agreement and will take all actions to cause the Romo Entities to take such actions necessary to consummate the transactions contemplated by this Agreement and the Related Agreements.

         Section 5.2       Further Assurances.

                  (a) Parent shall use its best efforts to implement the provisions of this Agreement, and, for such purpose, at the request of any of the Contributors, will, at or after the Closing, promptly execute and deliver, or cause to be so executed and delivered, such documents to any of the Contributors and take such further action as any of the Contributors may deem reasonably necessary or desirable to facilitate or better evidence the consummation of the transactions contemplated hereby.

                  (b) Each of Savia and Mr. Romo shall use its best efforts to implement the provisions of this Agreement, and, for such purpose, at the request of Parent, will, at or after the Closing, promptly execute and deliver, or cause to be so executed and delivered, such documents to Parent, and to take such further action as Parent may deem reasonably necessary or desirable to facilitate or better evidence the consummation of the transactions contemplated hereby, including such action as is required to rectify any breach of the representations contained in Section 4.2 and Section 4.3(a) and (b) of this Agreement. Without limiting the foregoing, to the extent that any contract or agreement to which any Romo Entity is a party, is used in, or for the benefit of, the business conducted by the Company and its Subsidiaries, and is not assignable without the consent of another party, (i) Savia and Mr. Romo shall use reasonable best efforts to obtain the consent of such other party to the assignment of any such contract or agreement to the Company in all cases in which such consent is or may be required for such assignment, and (ii) if such consent shall not be obtained, Savia and Mr. Romo shall cause the Romo Entities to cooperate to put into place a reasonable arrangement designed to provide for the Company the benefits intended to be assigned to the Company or one of its Subsidiaries under the relevant contract or agreement, including enforcement at the cost and for the account of the Company or one of its Subsidiaries of any rights of any Romo Entity against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

         Section 5.3 Notification of Certain Matters. The parties hereto shall give prompt notice to one another of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause
(A) any representation or warranty contained in this Agreement or the Related Agreements to be untrue or inaccurate, or (B) any covenant, condition or agreement contained in this Agreement or the Related Agreements not to be complied with or satisfied, and (ii) any failure of any party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Related Agreements; provided, however, that the delivery of any notice pursuant to this Section 5.3 shall not affect the representations, warranties or covenants of the parties hereto or limit or otherwise affect the remedies available to any party hereunder.

         Section 5.4 Public Announcements. Parent and the Contributors, as the case may be, will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Related Agreements or the other transactions contemplated hereby or thereby, and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national market system to which Parent, the Contributors or their Affiliates is a party. The parties hereto have agreed on the text of the joint press release by which announcement of the execution of this Agreement will be made.

         Section 5.5       Additional Agreements, Reasonable Best Efforts.

                  (a) Prior to the Closing Date, upon the terms and subject to the conditions of this Agreement, each of Parent, Emprima, Mexican SPC, Mr. Romo and the Contributors agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws, rules or regulations to consummate and make effective as promptly as practicable the Contribution and the Related Transactions and the other transactions contemplated by this Agreement and the Related Agreements, including, but not limited to, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Contribution and the Related Transactions and the other transactions contemplated hereby and thereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party, including any Governmental Entity, and (ii) the satisfaction of the conditions to the consummation of the Contribution and the Related Transactions. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to the consummation of the Contribution and the Related Transactions.

                  (b) Prior to the Effective Time, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding the Contribution or any of the Related Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the Contribution or the Related Transactions, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

                  (c) Each of Emprima, the ARG Trust, CAI, Park, Mr. Romo, Mexican SPC and the Management Contributors hereby covenants, and if the ARG Option is not exercised, Savia covenants, that upon the consummation of the transactions contemplated by this Agreement, the Merger Agreement and the Stock Purchase Agreement, each such party shall execute the Stockholders' Agreement.

                                   ARTICLE VI

                 CONDITIONS TO CONSUMMATION OF THE CONTRIBUTION

         The obligation of Parent, on the one hand, and the Contributors and Mr. Romo, on the other hand, to consummate the Contribution is subject to (a) the satisfaction or waiver of the conditions to the Merger set forth in Sections 7.1(b) and 7.2 (other than Section 7.2(c)) of the Merger Agreement, (b) the Pre-Closing Restructuring Steps having occurred and (c) the Post-Closing Restructuring Steps occurring substantially concurrently with the Closing; provided, however, that no party hereto shall have the right to assert the nonfulfillment of the condition set forth in clause (b) or clause (c) as a basis for failing to consummate the Contribution, if (x) the non-occurrence of any Restructuring Step is the result of a breach by any Romo Entity, or (y) any of Parent, the Contributors or Mr. Romo shall have failed to use its reasonable best efforts to cause the Restructuring Steps to have occurred.

                                  ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

         Section 7.1 Termination. This Agreement may be terminated by any party hereto and the Contribution may be abandoned at any time prior to the Closing if the Merger Agreement is terminated in accordance with its terms.

         Section 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders, other than the provisions of this Section 7.2 and Section 7.3(a) of this Agreement; provided, however, that nothing contained in this Section 7.2, shall relieve any party from liability for any breach of this Agreement.

         Section 7.3       Fees and Expenses.

                  (a) If the transactions contemplated by this Agreement are not consummated for any reason, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

                  (b) If the transactions contemplated by this Agreement and the Related Agreements are consummated, on the Closing Date, Parent shall cause the Company to pay to Savia by wire transfer of immediately available funds (to the account or accounts designated by Savia in writing not less than one business day prior to Closing) all Savia Expenses; provided, however, that the Savia Expenses shall not exceed $3.5 million.

         Section 7.4 Amendment. This Agreement may be amended at any time with the prior written consent of FPSH by an instrument in writing signed by each party hereto; provided, however, that any amendment that would prevent or delay the Closing shall also require the written consent of the Special Committee (as defined in the Merger Agreement), such consent not to be unreasonably withheld or delayed.

         Section 7.5 Waiver. Subject to the prior written consent of FPSH, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that in the case of clauses (a) and (c), that any extension or waiver that would prevent or delay the Closing shall also require the written consent of the Special Committee (as defined in the Merger Agreement), such consent not to be unreasonably withheld or delayed. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

         Section 7.6 Survival. The parties hereto hereby acknowledge that indemnification of FPSH with respect to breaches of representations, warranties and covenants contained in this Agreement shall be made pursuant to the Indemnification Agreement and that the representations and warranties in this Agreement shall survive as provided in this Section 7.6 for such purpose. The representations and warranties in this Agreement shall survive until the two-year anniversary of the Closing; provided, however, that the representations and warranties contained in Section 4.1(d) of this Agreement shall survive indefinitely. Any covenants or agreements contained herein or made pursuant hereto that by their terms are to be performed prior to the Closing Date, shall not survive beyond the Closing Date. Any covenants or agreements contained herein or made pursuant hereto that by their terms are to be performed in whole or in part after the Closing Date, shall survive until fully discharged.

         Section 7.7 Indemnification by Management Contributors. Each of the Management Contributors shall, severally and not jointly, indemnify the Company and hold it harmless from and against any loss, liability, claim, cost, damage or expense (including reasonable legal fees and expenses) suffered or incurred by the Company to the extent arising from any breach or inaccuracy of any representation or warranty made by such Management Contributor pursuant to
Section 4.1 or the nonfulfillment by such Management Contributor of any covenant or agreement of such Management Contributor under this Agreement. For purposes of this Section 7.7, the Company shall be a third party beneficiary of this Agreement.

         Section 7.8 Sole Remedy. Except as otherwise provided in Section 7.7, after the Closing, and conditioned thereupon, to the extent permitted by law, the indemnities set forth in the Indemnification Agreement shall be the exclusive remedies of the parties hereto and their respective officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Entire Agreement; Assignment. This Agreement and the Related Agreements (including the schedules and Exhibits hereto and thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise.

         Section 8.2 Severability. If any provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner.

         Section 8.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (including by facsimile with written confirmation thereof) and unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express or other nationally recognized overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

                  (a)      If to Parent:

                           c/o Savia, S.A. de C.V.
                           Ave. Roble No. 565 Ote. - Piso 4
                           Colonia Valle Del Campestre
                           Garza Garcia, N.L. 66265
                           Mexico
                           Attention: Bernardo Jimenez Barrera
                           Facsimile: 011-52-818-399-5606

                           With a copy, which will not constitute notice, to:

                           Milbank, Tweed, Hadley & McCloy LLP
                           One Chase Manhattan Plaza
                           New York, New York 10005
                           Attention: Howard S. Kelberg, Esq.
                           Facsimile: 212-822-5530

                           With a copy, which will not constitute notice, to:

                           Fox Paine & Company, LLC
                           950 Tower Lane, Suite 1950

                           Foster City, California 94404
                           Attention: W. Dexter Paine, III
                           Facsimile: 650-525-1396

                           With a copy, which will not constitute notice, to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention: Mitchell S. Presser, Esq.
                           Facsimile: 212-403-2000

                           With copies, which will not constitute notice, to:

                           Seminis, Inc.
                           2700 Camino del Sol
                           Oxnard, California 93030-7967
                           Attention: Chairman of the Special Committee
                                               of the Board of Directors
                           Facsimile: 805-918-2530

                           Seminis, Inc.
                           2700 Camino del Sol
                           Oxnard, California 93030-7967
                           Attention: General Counsel
                           Facsimile: 805-918-2530

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY 10036
                           Attention: Peter A. Atkins, Esq.
                                      David J. Friedman, Esq.
                           Facsimile: 212-735-2000

                  (b)      If to the Contributors, Mr. Romo, Mexican SPC or
Emprima:

                           Savia, S.A. de C.V.
                           Ave. Roble No. 565 Ote. - Piso 4
                           Colonia Valle Del Campestre
                           Garza Garcia, N.L. 66265
                           Mexico
                           Attention: Bernardo Jimenez Barrera
                           Facsimile: 011-52-818-399-5606

                           With a copy, which will not constitute notice, to:

                           Fox Paine & Company, LLC
                           950 Tower Lane, Suite 1950

                           Foster City, California 94404
                           Attention: W. Dexter Paine, III
                           Facsimile: 650-525-1396

                           With a copy, which will not constitute notice, to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention: Mitchell S. Presser, Esq.
                           Facsimile: 212-403-2000

                           With a copy, which will not constitute notice, to:

                           Milbank, Tweed, Hadley & McCloy LLP
                           One Chase Manhattan Plaza
                           New York, New York 10005
                           Attention: Howard S. Kelberg, Esq.
                           Facsimile: 212-822-5530

                           With copies, which will not constitute notice, to:

                           Seminis, Inc.
                           2700 Camino del Sol
                           Oxnard, California 93030-7967
                           Attention: Chairman of the Special Committee
                                               of the Board of Directors
                           Facsimile: 805-918-2530

                           Seminis, Inc.
                           2700 Camino del Sol
                           Oxnard, California 93030-7967
                           Attention: General Counsel
                           Facsimile: 805-918-2530

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY 10036
                           Attention: Peter A. Atkins, Esq.
                                      David J. Friedman, Esq.
                           Facsimile: 212-735-2000

         Section 8.4       Governing Law; Consent to Jurisdiction; Waiver of
Jury Trial.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

                  (b) The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the courts of the State of Delaware sitting in the County of New Castle and the United States District Court for the State of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Contribution. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such courts, and (ii) any claim that any suit, action or proceeding brought in such courts has been brought in an inconvenient forum.

                  (c) Each of the Contributors, Mr. Romo, Emprima and Mexican SPC irrevocably appoints CT Corporation Systems, which currently maintains an office at 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding. So long as any party hereto has any obligation under this Agreement, it will maintain a duly appointed agent in the State of Delaware for the service of such process or summons, and if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder.

                  (d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

         Section 8.5 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

         Section 8.6 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 8.7       Parties in Interest.

                  (a) Subject to Section 8.7(b), this Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Section 7.4, 7.5 and
Section 7.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  (b) Notwithstanding anything to the contrary contained herein, (i) FPSH shall be a third party beneficiary of this Agreement and shall have the right to enforce any right under this Agreement exercisable by Parent, the Contributors, Mr. Romo, Emprima or Mexican SPC to the extent such right is not enforced by Parent, the Contributors, Mr. Romo, Mexican SPC or Emprima (ii) any representations, warranties or covenants made by Parent, any Contributor, Mr. Romo, Emprima or Mexican SPC shall be deemed made to (and, with respect to covenants, shall be enforceable (to the extent such right is not enforced by any Contributor, Mr. Romo, the ARG Trust, Mexican SPC or Parent) by FPSH, (iii) any notice under this Agreement given (or required to be given) to Parent, any Contributor, Mr. Romo, the ARG Trust or Mexican SPC shall be simultaneously given to FPSH and to the Special Committee (as defined in the Merger Agreement), and (iv) anything under this Agreement that must be approved by or acceptable to Parent, any Contributor, Mr. Romo, the ARG Trust or Mexican SPC must also be approved or accepted by FPSH. The parties hereto acknowledge that the Company would not have entered into the Merger Agreement had the parties hereto not entered into this Agreement.

         Section 8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                           SEMINIS ACQUISITION LLC

                                           By: /s/ Bernardo Jimenez
                                               ---------------------------------
                                               Name:  Bernardo Jimenez
                                               Title: President

                                           SAVIA, S.A. DE C.V.

                                           By: /s/ Bernardo Jimenez
                                               ---------------------------------
                                               Name:  Bernardo Jimenez
                                               Title: Attorney in Fact

                                           BANCA AFIRME, S.A., INSTITUCION DE
                                           BANCA MULTIPLE, AFIRME GRUPO
                                           FINANCIERO, AS TRUSTEE, UNDER THE
                                           IRREVOCABLE ADMINISTRATION AND
                                           PAYMENT TRUST number 167-5
                                           (FIDEICOMISO IRREVOCABLE DE
                                           ADMINISTRACION Y PAGO NUMERO 167-5)

                                           By: /s/ Adrian J. Lozano
                                               ---------------------------------
                                               Name:  Adrian J. Lozano
                                               Title: Delegado Fiduciario

                                           By: /s/ Beatriz Garza L
                                               ---------------------------------
                                               Name:  Beatriz Garza L.
                                               Title: Delegado Fiduciario

                                           CONJUNTO ADMINISTRATIVO INTEGRAL,
                                              S.A. DE C.V.

                                           By: /s/ Carlos G. Mahuad
                                               ---------------------------------
                                               Name:  Carlos G. Mahuad
                                               Title: Attorney in Fact

                                           By: /s/ Heriberto S. Muzza
                                               ---------------------------------
                                               Name:  Heriberto S. Muzza
                                               Title: Attorney in Fact

                   [SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

                                           DESARROLLO CONSOLIDADO DE
                                              NEGOCIOS, S.A. DE C.V.

                                           By: /s/ Gustavo Adolfo Romo Garza
                                               ---------------------------------
                                               Name:  Gustavo Adolfo Romo Garza
                                               Title: Attorney in Fact

                                           EMPRIMA, S.A. DE C.V.

                                           By: /s/ Carlos G. Mahuad
                                               ---------------------------------
                                               Name:  Carlos G. Mahuad
                                               Title: Attorney in Fact

                                           By: /s/ Heriberto S. Muzza
                                               ---------------------------------
                                               Name:  Heriberto S. Muzza
                                               Title: Attorney in Fact

                                           PARK FINANCIAL GROUP

                                           By: /s/ Bernardo Jimenez
                                               ---------------------------------
                                               Name:  Bernardo Jimenez
                                               Title: Authorized Officer

                   [SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]

                                           By: /s/ Alfonso Romo Garza
                                               ---------------------------------
                                               Name: Alfonso Romo Garza

                                           By: /s/ Bruno Ferrari
                                               ---------------------------------
                                               Name: Bruno Ferrari

                                           By: /s/ Gaspar Alvarez
                                               ---------------------------------
                                               Name: Gaspar Alvarez

                                           By: /s/ Charles Edward Green
                                               ---------------------------------
                                               Name: Charles Edward Green

                                           By: /s/ Franco Campana
                                               ---------------------------------
                                               Name: Franco Campana

                                           By: /s/ Jean Pierre Posa
                                               ---------------------------------
                                               Name: Jean Pierre Posa

                                           By: /s/ Luis Maiz
                                               ---------------------------------
                                               Name: Luis Maiz

                                           By: /s/ Mateo Mazal Beja
                                               ---------------------------------
                                               Name: Mateo Mazal Beja

                                           By: /s/ Bernardo Jimenez
                                               ---------------------------------
                                               Name: Bernardo Jimenez

                                           By: /s/ Adrian Rodriguez
                                               ---------------------------------
                                               Name: Adrian Rodriguez

                   [SIGNATURE PAGE TO CONTRIBUTION AGREEMENT]